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                                                                 EXHIBIT 10.11
                         COPY OF THE RESOLUTIONS OF THE
                     PARTNER'S COMMITTEE OF WILCOM CELLULAR

     The undersigned, members of the Partner's Committee, hereby certify that the following resolutions of the Partner's Committee of Wilcom Cellular were duly adopted at a meeting of said Committee, duly called and held on May 13, 1993, at which a quorum was present and voting.

     RESOLVED: That the Partner's Committee hereby authorizes Wilcom Cellular to purchase the following assets from WKBN for the total price of $700,000.

       - Complete Warren, Ohio facility located at Elm Road including office building, real estate, furniture, cellular tower and cell site building.

       - Cell site building and tower located at 3930 Sunset Boulevard, Youngstown, Ohio.

     FURTHER RESOLVED: That the management of Wilcom Cellular is hereby authorized to take all steps and execute all documents necessary for the purchase of said assets for $700,000.

     FURTHER RESOLVED: That the revised rental agreements for the rental of additional WKBN property which is attached is hereby approved.

                                        /s/ WARREN P. WILLIAMSON, III
                                        ------------------------------
                                        Warren P. Williamson, III

                                        /s/ ELDEN J. HEINZ
                                        ------------------------------
                                        Elden J. Heinz

                                        /s/ ALBERT H. PHARIS, JR.
                                        ------------------------------
                                        Albert H. Pharis, Jr.
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                                 GROUND LEASE

               BETWEEN WKBN BROADCASTING CORPORATION ("Lessor")

                                      AND

               YOUNGSTOWN CELLULAR TELEPHONE COMPANY ("Lessee")

                               Table of Contents

Preamble-Parties and Addresses
     ARTICLE 1.    DEMISE OF LEASED LAND
          1.01.    Description
          1.02.    Land Subject to Liens, Encumbrances, and Other Conditions
          1.03.    Ingress-Egress Easement Granted by Lessor
          1.04.    Exception of Mineral Rights
          1.05.    Lessor's Covenant to Provide Water

     ARTICLE 2.    TERM AND RENT
          2.01.    Term of Lease
          2.02.    Holdover
          2.03.    Rent
          2.04.    Rent Adjustment Dates and Limits on Adjustments
          2.05.    Determination by Agreement or Appraisers
            (a)    Agreement or Selection of Appraisers
            (b)    Appraisal
            (c)    Hearing and Determination
            (d)    Cost of Appraisal

     ARTICLE 3.    USE AND CONSTRUCTION OF IMPROVEMENTS
          3.01.    Primary Use
          3.02.    Lessee's Right to Construct Buildings and Other
                   Improvements
          3.03.    Lessor's Assistance With Zoning and Building Permits

     ARTICLE 4.    OPERATING COSTS AND IMPOSITIONS
          4.01.    Rent to be Absolutely Net
          4.02.    Definition of Operating Costs
          4.03.    Definition of Impositions

     ARTICLE 5.    LAWS AND GOVERNMENTAL REGULATIONS
          5.01.    Compliance With Legal Requirements
          5.02.    Contest of Legal Requirements

     ARTICLE 6.    LIENS AND ENCUMBRANCES
          6.01.    Creation Not Allowed
          6.02.    Discharge After Filing or Imposition
          6.03.    Lessor Not Liable for Labor, Services, or
                   Materials Furnished to Lessee
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     ARTICLE  7.   INSURANCE AND INDEMNITY
           7.01.   Fire and Extended Coverage
           7.02.   Property and Personal Injury Liability Insurance
           7.03.   Construction Liability Insurance
           7.04.   Certificates of Insurance
           7.05.   Indemnification of Lessor

     ARTICLE  8.   DAMAGE OR DESTRUCTION OF IMPROVEMENTS
           8.01.   Destruction or 40 Percent Damage
           8.02.   Damage Less Than 40 Percent
           8.03.   Definitions

     ARTICLE  9.   CONDEMNATION
           9.01.   Interests of Parties
           9.02.   Termination on Total Taking
           9.03.   Termination on Partial Taking
           9.04.   Continuation With Rent Abatement After Partial Taking
           9.05.    Voluntary Conveyance

     ARTICLE 10.   LEASEHOLD MORTGAGES
          10.01.   Leasehold Mortgages Permitted
          10.02.   Provisions for Benefit of Leasehold Mortgagees
          10.03.   Notice of Default Served on Leasehold Mortgagees
          10.04.   Monetary Default
          10.05.   Curable Nonmonetary Default
          10.06.   Noncurable Default
          10.07.   Mortgagee's Option to Obtain New Lease
          10.08.   Terms and Conditions of New Lease
          10.09.   Obligations of New Lessee
          10.10.   Performance of Terms by Leasehold Mortgagee
          10.11.   Assignment of Lease or New Lease by Leasehold Mortgagee
          10.12.   Written Consent of Leasehold Mortgagees

     ARTICLE 11.   DEFAULT
          11.01.   Events of Default
          11.02.   Notice of Election to Terminate Lessee's Possession
          11.03.   Lessor's Entry After Termination of Lessee's Possession
          11.04.   Lessee's Liability for Accrued Rent
          11.05.   Reletting Land and Improvements
          11.06.   Rent From Reletting
          11.07.   Costs Incurred Due to Breach

     ARTICLE 12.   EXPIRATION OF TERM
          12.01.   Lessee's Delivery of Possession After Termination or
                   Expiration
          12.02.   Lessee's Removal of Movable Objects

     ARTICLE 13.   GENERAL PROVISIONS
          13.01.   No Waiver of Breach by Lessor's Actions
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          13.02.   Waiver of Any Provision Must be Written
          13.03.   Entire Agreement
          13.04.   Notices
          13.05.   Lessor's Entry and Inspection of Premises
          13.06.   Partial Invalidity or Unenforceability
          13.07.   Meaning of Term "Lessor"
          13.08.   Satisfaction of Judgment Against Lessor
          13.09.   Individuals Benefited by Lease
          13.10.   Assignment and Subletting
          13.11.   Attornment of Sublessee
          13.12.   Quiet Enjoyment

     ARTICLE 14.   DOCUMENTATION AND RECORDING OF LEASE
          14.01.   Estoppel Certificates
          14.02. Memorandum of Lease and Recording Execution and Acknowledgements Exhibits

     ARTICLE 15.   LESSOR'S OPTION TO PURCHASE
          15.01.   Notice of intent to purchase leasehold.
          15.02.   Appraisal
          15.03.   Hearing and Determination
          15.04.   Cost of Appraisal
          15.05.   Exercise of Option; holdover
          15.06.   Penalty in default of exercise

                                 GROUND LEASE

     This ground lease ("Lease") is made on the 15th day of December, 1987 between WKBN Broadcasting Corporation ("Lessor"), an Ohio corporation with a principal place of business at 3930 Sunset Blvd., Youngstown, Ohio 44512, and Youngstown Cellular Telephone Company ("Lessee"), an Ohio partnership, with a principal place of business at 3930 Sunset Blvd., Youngstown, Ohio 44512.

                       ARTICLE 1. DEMISE OF LEASED LAND

                          Description of Leased Land

       1.01. Lessor leases to Lessee, and Lessee rents and accepts from Lessor a parcel of land in Boardman Township, Mahoning County, Ohio ("Leased Land" or "Leased Premises"), graphically depicted on Exhibit A and more particularly described by metes and bounds in Exhibit B, both attached to this Lease and made a part of it. In the event of any inconsistency between the depiction of the property in Exhibit A and the description in Exhibit B, the metes and bounds description in Exhibit B shall be the authoritative description.

           Land Subject to Liens, Encumbrances, and Other Conditions

       1.02. This Lease and the Leased Land are subject to all present liens, encumbrances, conditions, rights, easements, restrictions, rights of way, covenants, other matters of record, and zoning and building laws, ordinances, regulations, and codes affecting or governing the Leased Land or that may affect and govern the Leased Land after the execution of this Lease, and all matters that may be disclosed by inspection or survey.

                   Ingress-Egress Easement Granted by Lessor

       1.03. Lessor hereby grants an easement for ingress and egress and right of way adjacent to the southside of the Leased premises, which is particularly described in Exhibit C hereto. The easement is for the benefit of the leased premises and attaches thereto and is made a part thereof and shall be deemed to run with the land. The right of way, easements, rights, and privileges herein granted shall be used only for the purpose of providing pedestrian and vehicular ingress and egress between the paved road lying east of the leased property and the leased land. This easement shall terminate upon the termination of the lease for any reason. Lessor covenants to maintain the right of way in good condition.

                          Exception of Mineral Rights

       1.04. Lessor hereby reserves all of the oil and gas and other minerals of the Leased Land.



















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                      Lessor's Covenant to Provide Water

     1.05. Lessor and Lessee hereby acknowledge that they are both aware that there is no water main along South Avenue available for tap in, although sewers, gas and electric service are available. In order to make the Leased Premises improvable without installing a water main along South Avenue, Lessor hereby covenants to Lessee to provide water to the edge of the Leased Premises adjoining Lessor's property. The water will be piped underground by means of a pipe at least 2" in diameter which will tie into the water main on Sunset Boulevard. Lessor shall bear the cost of installing and maintaining the portion of the pipe on its property only. This covenant is for the benefit of the leased premises and shall be deemed to run with the land. A specific easement of particular location is not granted hereby. Lessor at anytime during the term of the lease may (at Lessor's expense) change the location of the pipe, and, as reasonably necessary, may enter the Leased Premises, change the location of the pipe on the Leased Property, and interrupt water service.

     This covenant shall terminate upon the termination of the lease for any reason or upon the availability of water along South Avenue. The expense of tap in to any future water main along South Avenue shall be paid by Lessor.

     If the Leased Premises are assessed by any taxing authority for the construction of a water main along South Avenue, then the assessment (or portion thereof attributable to a water main) shall bee paid by Lessor.

                           ARTICLE 2. TERM AND RENT

                                 Term of Lease

     2.01. Lessee's obligation to pay rent and occupy the Leased Land in accordance with this Lease shall be for a term of ninety-nine years ("Term"), commencing on the date of this lease and ending on the anniversary date of this lease in the year 2086, unless terminated at an earlier date for any reason set forth in this Lease.

                                   Holdover

     2.02. If Lessee holds over after the expiration of the Lease Term and continues to pay rent without objection from Lessor, then Lessee's tenancy shall be from month to month on all the terms and conditions of this Lease.

                                     Rent

     2.03. Lessee shall pay rent to Lessor, without notice or




















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demand and without abatement, reduction, or set-off for any reason, at the office of Lessor or any other place that Lessor may designate in writing. The rent shall be payable at the following annual rates for the following periods of the Lease:

          Inception        through  December 31, 1988:    S4,000.00
          January 1, 1989  through  December 31, 1990:    $8,000.00

After December 31, 1990, rent shall be payable at the minimum annual rate of $12,000.00 (Minimum Rent Amount), subject to adjustment as provided in this
Article 2.

     Rent shall be payable in equal monthly installments in advance on the first day of each calendar month. If any payment is not received within ten days after the date when due, Lessee shall pay a late charge of ten percent of the payment due for that month. This late charge payment shall be included with the next monthly installment of rent, or on the date this Lease is terminated, whichever is earlier. If this Lease is to commence on a date other than the first day of a month, then on the date of commencement Lessee shall pay rent for the fractional portion of the month on a per diem basis from the date of commencement until the first day of the next succeeding month.

                Rent Adjustment Dates and Limits on Adjustments

     2.04. Rental rates under this Lease are subject to adjustment periodically at five year intervals, the first adjustment date to be December 31, 1995. No rental amount, as adjusted for a rental period shall exceed the quantity of the factor of 1.05 raised to the power of the number of years of the lease term that have expired since December 31, 1990, multiplied by the Minimum Rent Amount. No adjustment shall yield a rental rate below the Minimum Rent Amount.

                   Determination by Agreement or Appraisers

     2.05. The adjusted annual rental rates shall be determined in the following manner:

                     Agreement or Selection of Appraisers

     (a) Six months before the termination of any five year rental period, Lessor shall propose a rental rate for the next period. If the proposed rate is accepted in writing by Lessee at least ninety days before the termination of the rental period, that rate shall be the new rental rate for the succeeding period.

     If the proposed rate is not accepted in writing by Lessee at least ninety days before the termination of the rental period, Lessor and Lessee shall each select an MAI (that is, a member of
















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the American Institute of Real Estate Appraisers) real estate appraiser, and the two appraisers so selected shall select a third MAI real estate appraiser. Lessor shall, on selection of the appraisers, immediately fix a time and place for a conference between the parties and the appraisers for the purpose of agreeing on the general instructions to be given the appraisers.

                                   Appraisal

     (b) The appraisers selected by Lessee and Lessor shall within forty-five days after receiving their instructions, deliver a copy of their fully documented written appraisals to Lessee, Lessor, and the third appraiser. The third appraiser shall analyze the appraisals and conduct any investigations, interviews, and discussions with or without the other appraisers or either of them, that he or she may deem necessary.

                           Hearing and Determination

     (c) At a time no more than fifteen days after submission of the written appraisals and at a place that the three appraisers shall name, the respective parties may have representatives appear and argue any appraisal matters that the parties deem appropriate. within five days after that time, the appraisers shall make a final written determination of the rental rate for the period. If the appraisers are unable to agree on a rental rate for the period, then the final determination of the rate shall be made by the third appraiser.

                                Cost of Appraisal

     (d) Each party shall pay the cost of the appraiser chosen by that party, and the parties shall share the cost of the third appraiser equally.

                ARTICLE 3. USE AND CONSTRUCTION OF IMPROVEMENTS

                                  Primary Use

     3.01. Lessee shall have the right to use the Leased Land for any lawful purposes. In this connection, and without detracting from the foregoing, it is understood and agreed that the primary purpose for which the Leased Land has been leased is for the development and construction of buildings for commercial and office use. Lessee covenants to keep the grounds, parking lots, buildings and other improvements well maintained and in good repair. Lessee covenants not to commit waste. Lessee covenants to keep the grounds well mowed and attractive.






















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         Lessee's Right to Construct Buildings and Other Improvements

     3.02. Lessee shall have the right to construct structures, buildings, and other improvements ("Improvements") on the Leased Land, at Lessee's sole cost and expense, without the prior approval of Lessor. In connection with any construction, Lessee shall be permitted to grade, level, and fill the land, remove trees and shrubs, install roadways and walkways, and install utilities, provided all of the foregoing serve the Improvements erected on the Leased Land. Lessor shall have no liability for any costs or expenses in connection with the construction of Improvements on the Leased Land. Provided however, no improvements by Lessee shall block or impede the drainage of surface water from Lessor's land on the west and south of the Leased Land onto the Leased Land; Lessee agrees that the Leased Land is subservient to Lessor's Land for drainage purposes and Lessee covenants to Lessor not to impede the natural flow of surface water onto the Leased Land.

             Lessor's Assistance With Zoning and Building Permits

     3.03. Lessor shall assist Lessee in applying for and obtaining any zoning changes or variances, use permits, or building permits necessary for the construction of buildings or other improvements on the Leased Land.

                  ARTICLE 4. OPERATING COSTS AND IMPOSITIONS

                           Rent to be Absolutely Net

     4.01. The rent paid to Lessor in accordance with Article 2 of this Lease shall be absolutely net to Lessor. This means that, in addition to the rent, Lessee shall pay all "Operating Costs" and "Impositions," defined in Paragraphs 4.02 and 4.03, below, in connection with the Leased Land. Provided however, that Lessor shall bear the cost of any assessment for a water main along South Avenue, see ss.1.05.

                         Definition of Operating Costs

     4.02. "Operating Costs" shall include, but shall not be limited to, all expenses paid or incurred in connection with the following activities:

     (1)  Repairs, maintenance, replacements, painting, and redecorating,
     (2)  Landscaping, gardening and mowing.
     (3)  Snow removal.
     (4)  Insurance.
     (5)  Heating, ventilating, and air conditioning repair and maintenance.
     (6)  Water, sewer, gas, electricity, fuel oil, and other utilities.



















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     (7)  Rubbish removal.
     (8)  Supplies and sundries.
     (9)  Sales or use taxes on supplies or services.
     (10) Costs of wages and salaries for all persons engaged in the operation, maintenance, and repair of the Leased Land, including fringe benefits and Social Security taxes.
     (11) All other expenses, whether or not mentioned in this Lease, that are not incurred with respect to operation of the Leased Land, including any replacements if necessary for repairs and maintenance or otherwise.

                           Definition of Impositions

     4.03. "Impositions" shall include all fines and levies that result from construction activities or the normal operation of the premises on the Leased Land, all real estate property taxes, assessments, and other governmental charges that are laid, assessed, levied, or imposed on the Leased Land and become due and payable during the term of this Lease, or any lien that arises during the time of this Lease on the Leased Land and Improvements, any portion of these, or the sidewalks or streets in front of or adjoining the Leased Land and Improvements.

                 ARTICLE 5. LAWS AND GOVERNMENTAL REGULATIONS

                      Compliance With Legal Requirements

     5.01 Lessee shall promptly comply with all laws and ordinances, and all orders, rules, regulations, and requirements of federal, state, and municipal governments and appropriate departments, commissions, boards, and officers of these governments ("legal Requirements") throughout the term of this Lease, and without cost to Lessor. Lessee shall promptly comply with these Legal Requirements whether they are foreseen or unforeseen, or ordinary or extraordinary.

                         Contest of Legal Requirements

     5.02. Lessee shall have the right, after prior written notice to Lessor, to contest the validity of any Legal Requirements by appropriate legal proceedings, provided Lessor shall not be subject to any criminal or civil liability as a result of any legal contest. Lessee shall indemnify and hold Lessor harmless from all loss, claims, and expenses, including reasonable attorneys' fees, as a result of Lessee's failure to comply with Legal Requirements or any contest relating to Legal Requirements.





















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                       ARTICLE 6. LIENS AND ENCUMBRANCES

                              Creation Not Allowed

      6.01. Lessee shall not create, permit, or suffer any mechanics' or other lien or encumbrance on or affecting the Leased Land or the fee estate or reversion of Lessor except as specifically permitted in this Lease.

                      Discharge After Filing or Imposition

       6.02. If any lien or encumbrance shall at any time be filed or imposed against the Leased Land or the fee estate or reversion of Lessor, Lessee shall cause the lien or encumbrance to be discharged of record within forty-five days after notice of the filing or imposition by payment, deposit, bond, order of a court of competent jurisdiction, or as otherwise permitted by law. If Lessee shall fail to cause the lien or encumbrance to be discharged within the forty-five day period, then in addition to any other right or remedy of Lessor, Lessor shall be entitled but not obligated to discharge the lien or encumbrance either by paying the amount claimed to be due or by procuring the discharge by deposit or by bonding proceedings. In any event, Lessor shall be entitled to compel the prosecution of an action for the foreclosure of any lien or encumbrance by the lienor and to pay the amount of the judgment for and in favor of the lienor with interest, costs, and allowances if Lessor elects to take this action. All amounts paid by Lessor and all of its costs and expenses in connection with the actions taken by Lessor, including court costs, reasonable attorney's fees, and interest at the highest legal rate in effect at the time these moneys are due, shall be deemed to be additional rent under this Lease and shall be paid by lessee to lessor promptly on demand by Lessor.

                   Lessor Not Liable for Labor, Services, or
                         Materials Furnished to Lessee

      6.02. Lessor shall not be liable for any labor, services, or materials furnished or to be furnished to Lessee or to any sublessee in connection with any work performed on or at the Leased Land, and no mechanics' lien or other lien or encumbrance for any labor, services, or materials shall attach to or affect Lessor's fee estate or reversion in the Leased Land.

                       ARTICLE 7. INSURANCE AND INDEMNITY

                           Fire and Extended Coverage

      7.01. At all times during the Term of this Lease, Lessee shall maintain, at its sole cost, insurance covering the Improvements including, without limitation, all Improvements now



















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located on the leased Land or that may be erected on the Leased Land, against loss or damage by fire, vandalism, malicious mischief, windstorm, hail, smoke, explosion, riot, civil commotion, vehicles, aircraft, flood, or earthquake, together with any other insurance that Lessor may require from time to time. The insurance shall be carried by insurance companies authorized to transact business in Ohio, selected by Lessee and approved by Lessor and any Lender under Article 10 of this Lease. In addition, the following conditions shall be met:

     (a) The insurance shall be in amounts no less than one hundred percent of the replacement cost of the buildings and other improvements, exclusive of foundations and below-ground improvements (but sufficient to satisfy the requirements of any coinsurance clause).

     (b) The insurance shall be maintained for the mutual benefit of Lessor and Lessee, any succeeding owners of the fee title in the Leased Land, and any successors and assigns of this Lease. The insurance policy or policies shall name both Lessor and Lessee as insureds.

     (c) Any and all fire or other insurance proceeds that become payable at any time during the term of this lease because of damage to or destruction of any Improvements on the Leased Land shall be paid to Lessee and applied by Lessee toward the cost of repairing, restoring, and replacing the damaged or destroyed Improvements in the manner required by Article 8 of this Lease. However, if Lessee elects to exercise the option given under Article 8 of this Lease to terminate this Lease because of damage to or destruction of Improvements, then any and all fire or other insurance proceeds that become payable because of that damage or destruction shall be applied as follows:

          (1) Proceeds shall be applied first toward the reduction of the unpaid principal balance of any and all obligations secured pursuant to Article 10 of this Lease.

          (2) The balance of the proceeds, if any, shall be paid to Lessor to compensate Lessor, at least in part, for the loss to the fee estate of value of the damaged or destroyed Improvements.

               Property and Personal Injury Liability Insurance

     7.02. At all times during the Term of this Lease, Lessee shall maintain, at its sole cost, comprehensive broad-form general public liability insurance against claims and liability for personal injury, death, and property damage arising from the use, occupancy, disuse, or condition of the Leased Land and Improvements, and adjoining areas. The insurance shall be carried by insurance companies authorized to transact business in Ohio,



















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
selected by Lessee and approved by Lessor and any Lender under Article 10 of this Lease. In addition, the following conditions shall be met:

     (a) The insurance provided pursuant to this Paragraph 7.02 shall be in an amount no less than $100,000.00 for property damage, and in an amount no less than $500,000.00 for one person and $1,000,000.00 for one accident for personal injury.

     (b) the insurance shall be maintained for the mutual benefit of Lessor and Lessee, any succeeding owners of the fee title in the Leased Land, and any successors and assigns of this Lease. The insurance policy or policies shall name both Lessor and Lessee as insureds.

     (c) The amounts of insurance shall be increased as Lessor may reasonably require from time to time to account for inflation, or generally increased insurance settlements or jury verdicts.

                        Construction Liability Insurance

      7.03. Lessee agrees to obtain and maintain (to the extent reasonably procurable) construction liability insurance at all times when demolition, excavation, or construction work is in progress on the Leased Land. This insurance shall be carried by insurance companies authorized to transact business in Ohio, selected by Lessee and approved by Lessor, and shall be paid for by Lessee. The insurance shall have limits no less than $100,000.00 for property damage, and $500,000.00 for one person and $1,000,000.00 for one accident for personal injury. The insurance shall be maintained for the mutual benefit of Lessor and Lessee, as well as any succeeding owners of the fee title in the Leased Land, and any successors and assigns of this Lease, against all liability for injury or damage to any person or property in any way arising out of demolition, excavation, or construction work on the premises. The insurance policy or policies shall name both Lessor and Lessee as insureds.

                           Certificates of Insurance

      7.04. Lessee shall furnish Lessor with certificates of all insurance required by this Article 7. Lessee agrees that if it does not keep this insurance in full force and effect, Lessor may notify Lessee of this failure, and if Lessee does not deliver to Lessor certificates showing all of the required insurance to be in full force and effect within ten days after this notice, Lessor may, at its option, take out and pay the premiums on the insurance needed to fulfill Lessee's obligations under the provisions of this
Article 7. On demand from Lessor, Lessee shall reimburse Lessor the full amount of any insurance premiums paid by Lessor, with interest at the rate of ten percent per annum from the date of Lessor's demand until reimbursement by Lessee.



















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
                           Indemnification of Lessor

      7.05. Lessor shall not be liable for any loss, damage, or injury of any kind or character to any person or property arising from any use of the Leased Land or Improvements, or caused by any defect in any building, structure, equipment, facility, or other improvement on the Leased Land, or caused by or arising from any act or omission of Lessee, or any of its agents, employees, licensees, or invitees, or by or from any accident, fire, or other casualty on the land, or occasioned by the failure of Lessee to maintain the premises in safe condition. Lessee waives all claims and demands on its behalf against Lessor for any loss, damage, or injury, and agrees to indemnify and hold Lessor entirely free and harmless from all liability for any loss, damage, costs, or injury of other persons, and from all costs and expenses arising from any claims or demands of other persons concerning any loss, damage, or injury, caused other than by the negligent or intentional act or omission of Lessor.

                ARTICLE 8. DAMAGE OR DESTRUCTION OF IMPROVEMENTS

                        Destruction or 40 Percent Damage

      8.01. In the event that the Improvements are completely destroyed, or are damaged in excess of 40 percent, due to any cause whatsoever, the Lessee may at its own expense repair, restore, or replace the destroyed property if Lessee deems it practical or advisable to do so, and this Lease shall continue in full force and effect. If Lessee deems it impractical or inadvisable to repair, restore, or replace' the destroyed property, this Lease shall terminate on sixty days' written notice to Lessor and any lender under Article 10 of this Lease.

                          Damage Less Than 40 Percent

      8.02. In the event that damage to the Improvements due to any cause whatsoever is not in excess of 40 percent, Lessee shall at its own expense repair, restore, or replace the damaged Improvements with due diligence, and this Lease shall continue in full force and effect.

                                  Definitions

      8.03. The term "completely destroyed" shall be construed to mean the destruction of the safe, tenantable use of occupancy of all Improvements under this Lease. The term "damaged in excess of 40 percent" shall be construed to mean any damage to the Improvements (excluding damage solely by water used in extinguishing fire) that will require an expenditure in excess of 40 percent of the market value (immediately prior to the damage) of the Improvements to accomplish required repairs, restoration, or replacement.




















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                            ARTICLE 9. CONDEMNATION

                              Interests of Parties

      9.01. If the Leased Land and Improvements or any part of these premises is taken for public or quasi-public purposes by condemnation in any action or proceeding in eminent domain, or are transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, the interests of Lessor and Lessee in the award or consideration for the taking or transfer and the effect of the taking or transfer on this Lease shall be governed by this
Article 9.

                          Termination on Total Taking

      9.02. If all or substantially all of the Leased Land and Improvements are taken or transferred as described in Paragraph 9.01, this Lease and all of the rights, title, and interest under this Lease shall cease on the date title to the Leased Land and Improvements vests in the condemning authority, and the proceeds of the condemnation shall be divided between Lessee and Lessor with Lessor receiving from the proceeds an amount equal to the sum of the product of the then adjusted annual rent (but not less than $12,000.00) multiplied by 12.5 plus the product of the difference of the proceeds and 12.5 times the then adjusted annual rent multiplied times 0.9259 raised to the power of the number of whole years left to run on the Lease, rounded to the nearest whole year;

or expressed algebraically:

Where     P = proceeds received.
          R = then adjusted annual rent.
          A = amount of Lessors share of proceeds.
          N = number of whole years remaining on lease term.

                                N
A = 12.5R + (P - 12.5R) * 0.9259

For example where: P = $ 2,000,000
                   R = $24,000
                   N = 20

Then:
                                                        20
         A = $300,000 + ($2,000,000 - $300,000) * 0.9259
         A = $300,000 + $1,700,000 * 0.2144
         A = $300,000 + 364,480
         A = $664,480

       Lessee's share shall be the remaining proceeds. However, if ten or more years remain on the term of the lease, Lessee's share shall not be less than 10% of the proceeds, and if less than ten years remain on the term of the lease, Lessee's share shall not be less than 1% for each of the number of whole years remaining, rounded to the nearest whole year.

      For purposes of this Article 9, "all or substantially all of the Leased Land and Improvements" shall be deemed to have been taken if 40 percent or more of the gross floor area of all Improvements is taken and cannot be restored or repaired so as to be suitable for the conduct of the business conducted on the Leased Land and Improvements prior to the taking.

                         Termination on Partial Taking

      9.03. If less than all or substantially all of the Leased Land and Improvements is taken or transferred as described in Paragraph 9.01, and if in Lessee's opinion the remainder of the Leased Land and Improvements is in a location, or in a form, shape, or reduced size that makes it impossible for Lessee to effectively and practicably operate Lessee's business on the remaining Leased Land and Improvements, then this Lease shall terminate on the date title to the portion of the Leased Land and Improvements taken or transferred vests in the condemning authority. The proceeds of the condemnation shall be divided between Lessee and Lessor as specified in ss.9.02.

             Continuation With Rent Abatement After Partial Taking

      9.04. If less than all or substantially all of the Leased Land and Improvements is taken or transferred as described in Paragraph 9.01, and if in Lessee's opinion the remainder of the Leased Land and Improvements is in a location and a form, shape, or size that makes it possible for Lessee to effectively and practicably operate Lessee's business on the remaining Leased Land and Improvements, this Lease shall terminate as to the portion of the Leased Land and Improvements taken or transferred as of the date title to the portion vests in the condemning authority. However, this Lease shall continue in full force and effect as to the portion of the Leased Land and Improvements not taken or transferred. From and after the date of taking or transfer, the rent required to be paid by Lessee to Lessor shall be reduced during the unexpired portion of this Lease by that proportion of the annual rent that the value of the part of the Leased Land and Improvements taken or transferred bears to the value of the total Leased Land and Improvements. These values shall be determined as of the date immediately before any actual taking. The proceeds of the condemnation shall be divided as specified in ss.9.02.

                              Voluntary Conveyance

      9.05. Nothing in this Article 9 prohibits Lessor from voluntarily conveying all of part of the Leased Land and Improvements to a public utility, agency, or authority under threat of a taking under the power of eminent domain. Any voluntary conveyance shall be treated as a taking within the meaning of this Article 9.

                        ARTICLE 10. LEASEHOLD MORTGAGES

                         Leasehold Mortgages Permitted

      10.01. Lessee shall be permitted to mortgage Lessee's leasehold interest in the Leased Land without Lessor's consent or approval.

                 Provisions for Benefit of Leasehold Mortgagees

      10.02. Lessor agrees that the provisions set forth in this Article 10 shall apply to, and be for the benefit of, any mortgagee of Lessee's leasehold interest in the Leased Land, whose mortgage is a first lien or second lien on Lessee's leasehold interest ("Leasehold Mortgagee"). Lessor shall be served with a copy of the mortgage ("Leasehold Mortgage") certified to be true by the Leasehold Mortgagee and a certified true copy of the title insurance policy insuring the Leasehold Mortgage to be a first or second lien on Lessee's leasehold interest in the Leased land, or Lessor shall be provided with other proof reasonably satisfactory to Lessor of the priority of the Leasehold Mortgage.

                Notice of Default Served on Leasehold Mortgagees

      10.03. No notice of default, as provided in Article 11 of this Lease, shall be valid, binding, and effective until the notice is served on all Leasehold Mortgagees in the manner set forth in this Lease, at the address set forth in the Leasehold Mortgage or the address the Leasehold Mortgagee provides to Lessor according to the provisions set forth in this Lease.

                                Monetary Default

      10.04. If there is a default due to nonpayment of monetary obligations payable directly by Lessee to Lessor ("Monetary Default"), Lessor shall not exercise any of the rights and remedies provided in Article 11 or elsewhere in this Lease, or any remedies provided by law, unless the Monetary Default shall have continued for at least thirty days after notice to all Leasehold Mortgagees.

                          Curable Nonmonetary Default

      10.05. If there is a curable default other than a Monetary Default ("Curable Nonmonetary Default"), Lessor shall not exercise any of the rights and remedies provided in Article 11 or elsewhere in this Lease, or any remedies provided by law, unless the Curable Nonmonetary Default shall have continued for at least thirty days after notice to all Leasehold Mortgagees. However, if it is not reasonably possible to cure the default within thirty days, then the time period for curing the Curable Nonmonetary Default shall be extended, provided that the default is cured as expeditiously as practicable by actions undertaken diligently and in good faith.

                               Noncurable Default

      10.06. If there is a default due to bankruptcy, insolvency, or any other noncurable default ("Noncurable Default"), Lessor shall not exercise any of the rights and remedies provided in Article 11 or elsewhere in this Lease, or any remedies provided by law, if within thirty days after notice of default a Leasehold Mortgagee notifies Lessor that it will foreclose its Leasehold Mortgage, and that Leasehold Mortgagee diligently and continuously commences and prosecutes to completion foreclosure proceedings and sale of Lessee's leasehold interest in the Leased Land, or causes that leasehold interest to be conveyed and assigned in lieu of foreclosure. However, nothing contained in this Paragraph 10.06 shall prohibit Lessor from exercising its rights and remedies pursuant to Article 11 or other parts of this Lease (subject to the other Paragraphs of this Article 10), or any remedies provided by law, should there occur a Monetary Default or Curable Nonmonetary Default after the occurrence of a Noncurable Default.

                     Mortgagee's Option to Obtain New Lease

      10.07. If this Lease is terminated due to a default pursuant to Article 11, Lessor shall serve notice of this termination on all Leasehold Mortgagees, specifying all sums of money then due and payable under this Lease and specifying any other default then existing. Each Leasehold Mortgagee shall have the option of obtaining a new lease ("New Lease") on terms set forth in Paragraph 10.08; this option shall be waived if it is not exercised within twenty days after the Leasehold Mortgagee receives notice of termination. If more than one Leasehold Mortgagee elects to obtain a New Lease, this New Lease shall be entered into with the Leasehold Mortgagee holding the Leasehold Mortgage senior in priority.

                       Terms and Conditions of New Lease

      10.08. The New Lease entered into between Lessor and Leasehold Mortgagee as the New Lessee shall contain terms identical to the terms of this Lease, except that the commencement date of the New Lease shall be the date of termination of this Lease, and the term of the New Lease shall be equal to the remaining term of this Lease.

                           Obligations of New Lessee

      10.09.  The New Lease shall be subject to the following terms:

      (1) All Monetary Defaults and Curable Nonmonetary Defaults shall be cured by the New Lessee.

      (2) Effective on commencement of the term of the New Lease, all subleases shall be assigned without recourse by Lessor to the New Lessee.

      (3) All fees and expenses, including reasonable counsel fees, incurred by Lessor in connection with Lessee's defaults, termination of this Lease, recovery of possession, negotiations with Leasehold Mortgagees, and preparation and execution of the New Lease, shall be paid by the New Lessee.

            Assignment of Lease or New Lease by Leasehold Mortgagee

     10.11. If any Leasehold Mortgagee shall enter into a New Lease or acquire Lessee's leasehold interest in the Leased Land by foreclosure or otherwise, and then Leasehold Mortgagee assigns or otherwise conveys its interest in this Lease or the New Lease, on that assignment or conveyance the Leasehold Mortgagee shall be discharged and relieved from all liability for performance of the terms of this Lease or the New Lease subsequently accruing, but nothing contained in this Lease shall relieve the Leasehold Mortgagee from its liabilities and obligations accruing before assignment or conveyance.

                    Written Consent of Leasehold Mortgagees

      10.12. This Lease shall not be modified or amended, nor shall it be voluntarily terminated by Lessor and Lessee without the prior written consent of all Leasehold Mortgagees.

                              ARTICLE 11. DEFAULT

                               Events of Default

      11.01 (a) Any one or more of the events listed in Subparagraphs (b) through (f) of this Paragraph 11.01 shall constitute a default under this Lease.

      (b) Lessee's failure to pay rent within thirty days after the rent becomes due and payable in accordance with the terms, covenants, and agreements of this Lease shall constitute a default under this Lease.

      (c) Lessee's failure to observe or perform or cause to be observed or performed any other term, covenant, or agreement under this Lease, and continuation of this failure for a period of thirty days after Lessor's written notice to Lessee specifying the nature of Lessee's failure shall constitute a default under this lease. However, a failure as described in this Subparagraph (b) shall not constitute a default if it is curable but cannot with reasonable diligence be cured by Lessee within a period of thirty days, and if Lessee proceeds to cure the failure with reasonable diligence and in good faith.

     (d) Lessee's abandonment of the leased land and improvements shall constitute a default under this lease. For the purposes of this Lease, "abandonment" shall be defined as Lessee's failure to begin construction of Improvements within one year following the date of this Lease.

     (e) The occurrence of both of the following events at the date of the commencement of this Lease or during its effective term shall constitute a default under this lease:

     (1) Filing of a petition in bankruptcy or insolvency, for reorganization or the appointment of a receiver or trustee of all or a portion of Lessee's property, by or against Lessee in any court pursuant to any statute either of the United States or of any state.

     (2) Lessee's failure to secure a dismissal of the petition within sixty days after its filing.

     (f) Lessee's assignment of the leasehold interest under this Lease for the benefit of creditors shall constitute a default under this lease.

              Notice of Election to Terminate Lessee's Possession

     11.02. Subject to the provisions of Article 10, if any event creating default occurs, Lessor may elect to terminate Lessee's right of possession under this Lease after thirty days from the date of service of notice of the election. If this notice is given, then at the expiration of the thirty days all Lessee's rights, title, and interest in the Leased Land shall expire completely, and Lessee shall quit and surrender the Leased Land and any Improvements erected on the Leased Land to Lessor.

            Lessor's Entry After Termination of Lessee's Possession

      11.03. At any time after the termination of Lessee's right of possession under this Lease pursuant to Paragraph 11.02 of this Lease, Lessor may enter and possess the Leased Land and Improvement by summary proceedings, ejectment, or otherwise, and Lessor may remove Lessee and all other persons and property from the Leased

Land and Improvements. If Lessor takes the actions described in this Paragraph
11.03. Lessor may then possess the Leased Land and Improvements and assume the right to receive all rents income, and profits from the Leased Land and Improvements, and Lessor may also sell any of the Improvements.

                      Lessee's Liability for Accrued Rent

     11.04. The expiration of this Lease or termination of Lessee's right of possession pursuant to Paragraphs 2.01 or 11.02 shall not relieve Lessee of its liability and obligation to pay the rent and any other charges accrued prior to these events, or relieve Lessee of liability for damages for breach. These liabilities and obligations of Lessee shall survive any expiration or termination of the Lease or any entry and possession by Lessor.

                        Reletting Land and Improvements

      11.05. After the expiration of this Lease or termination of Lessee's right of possession under this Lease pursuant to Paragraphs 2.01 or 11.03, Lessor shall use reasonable efforts to mitigate damages by reletting the Leased Land and Improvements, in whole or in part, either in its own name or as agent of Lessee, for a term or terms that, at Lessor's option, may be for the remainder of the then-current term of this Lease or for any longer or shorter period.

                              Rent From Reletting

      11.06. Lessee shall be entitled to a credit if the rent received on reletting exceeds the rent required pursuant to this Lease. Lessee shall remain liable for the difference between the rent reserved under this Lease, and the rent collected and received, if any, by Lessor during the remainder of the unexpired term. Lessor shall have the option of collecting the deficiency between the rent reserved and the rent collected in monthly payments as those payments become due and payable, or of receiving in advance the deficiency for the remainder of the term reduced to present value at the rate of eight percent per year.

                          Costs Incurred Due to Breach

      11.07. Lessee expressly agrees to pay all expenses that Lessor may incur for reasonable attorneys' fees or brokerage commissions, and all other costs paid or incurred by Lessor for enforcing the terms and provisions of this Lease, reletting the Leased Land and Improvements, restoring the Leased Land and Improvements to good order and condition, altering, decorating, repainting or otherwise repairing the same for reletting and for maintaining the Leased Land and Improvements.

                         ARTICLE 12. EXPIRATION OF TERM

        Lessee's Delivery of Possession After Termination or Expiration

      12.01. On the expiration date of this Lease as set forth in Paragraph 2.01, or the termination of Lessee's possession under this Lease pursuant to paragraph 11.03, or any entry or possession of the Leased Land and Improvements by Lessor pursuant to Paragraph 11.04 (collectively referred to as the "Expiration Date"), Lessee shall promptly quit and surrender the Leased Land and Improvements, and deliver to Lessor actual possession and ownership of the Leased Land and Improvements in good order, condition, and repair.

                      Lessee's Removal of Movable Objects

      12.02. Lessee shall have the right to remove from the Leased Land and Improvements all movable trade fixtures, movable equipment, and articles of personal property used or procured for use in connection with the operation of its business on or before the Expiration Date, provided that Lessee shall promptly repair, or cause to be repaired, any damage resulting to the Leased Land or Improvements by reason of this removal. Any trade fixtures, equipment, or articles of personal property of Lessee that remain at or on the Leased Land after the Expiration Date shall be deemed to have been abandoned by lessee, and may either be retained by Lessor as its property or disposed of by Lessor without accountability to Lessee for the value of these trade fixtures, equipment, or articles of personal property, or any proceeds derived from the sale of these items.

                         ARTICLE 13. GENERAL PROVISIONS

                    No Waiver of Breach by Lessor's Actions

      13.01. The failure of Lessor to seek redress for violation of, or to insist on the strict performance of any covenant, agreement, term, provision, or condition of this Lease shall not constitute a waiver of the covenant, agreement, term, provision, or condition. The receipt by Lessor of rent with knowledge of the breach of any covenant, agreement, term, provision, or condition of this Lease shall not be deemed a waiver of that breach.

                    Waiver of Any Provision Must be Written

      13.02. No provision of this Lease shall be deemed to have been waived, unless the waiver is in writing and signed by the party against whom enforcement is sought. No payment by Lessee or receipt by Lessor of a lesser amount than the rent stipulated in this Agreement shall be deemed to be other than for the payment of rent or other charge owing by Lessee, as Lessor shall elect. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed binding on Lessor or deemed an accord and satisfaction, and Lessor may accept a check or payment from Lessee without prejudice to Lessor's right to recover the balance of the rent or the other charges owing by Lessee, and without limitation on Lessor's right to pursue each and every remedy in this Lease or provided by law. Each right and remedy of Lessor provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease, or now or later existing at law, in equity, by statute, or otherwise.

                                Entire Agreement

      13.03. This Lease and the Exhibits annexed to this Lease contain the entire agreement between Lessor and Lessee, and any agreement made after the execution of this Lease between Lessor and Lessee shall be ineffective to change, modify, waive, release, discharge, terminate, or effect a surrender or abandonment of this Lease, in whole or in part, unless that agreement is in writing and signed by the party against whom enforcement is sought.

                                    Notices

      13.04. All notices and demands of any kind that either party may be required or may desire to give to the other in connection with this Lease must be given by registered or certified mail, return receipt requested, with postage fully prepaid, and addressed to the party to be served at the party's address as set forth above. Any notice shall be deemed received on first attempted delivery. Any party may change the address to which notices to that party are to be directed by notice given in the manner provided in this Paragraph 13.04.

                   Lessor's Entry and Inspection of Premises

      13.05. Lessor, or its agents or designees, shall have the right to enter the Leased Land and Improvements during reasonable business hours for inspection, or to complete any work that may be necessary because of Lessee's default under any of the terms, covenants, and conditions of this Lease continuing beyond the applicable periods of grace, or to exhibit the Leased Land and Improvements to potential buyers and agents.

                     Partial Invalidity or Unenforceability

      13.06. If any term, covenant, or condition of this Lease shall be invalid or unenforceable to any extent, the remainder of the terms, covenants, and conditions of this Lease shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                            Meaning of Term "Lessor"

      13.07. The term "Lessor", as used in this Lease in relation to Lessor's covenants and agreements under this Lease, shall be limited to mean and include only the owner or owners of the fee title to the Leased Land at the time in question. In the event of any conveyance of this fee title, Lessor named in this Lease and each subsequent grantor shall be automatically relieved, at that date of the conveyance, of all liability in respect to the performance of any of Lessor's covenants and agreements remaining to be performed after the date of conveyance, and each grantee shall be bound by all of the covenants and agreements remaining to be performed under the Lease during the time of grantee's ownership.

                    Satisfaction of Judgment Against Lessor

      13.08. Anything contained in this Lease to the contrary notwithstanding, Lessee agrees to look solely to the Leased Land and Lessor's interest in the Leased Land for the collection and satisfaction of any judgment that Lessee may obtain against Lessor because of Lessor's failure to observe or perform any of its covenants or obligations under this Lease, including, but not limited to, the breach of the covenant of quiet enjoyment, whether express or implied. If Lessee receives any judgment resulting from Lessor's failure to observe or perform any of its covenants or obligations under this Lease, Lessee further agrees not to collect or execute, or attempt to collect or execute, that judgment out of or against any other assets or properties of Lessor.

                         Individuals Benefited by Lease

      13.09. This Lease shall inure to the benefit of and be binding on Lessor and Lessee and their respective distributees, personal representatives, executors, successors, and assigns except as otherwise provided in this Lease.

                           Assignment and Subletting

      13.10. This Lease and the term and estate granted by this Lease, or any part of this Lease or that term and estate, may be subleased or assigned, without Lessor's written consent. However, no assignment or subletting shall release or discharge Lessee from the terms of this Lease.

                            Attornment of Sublessee

      13.11. All subleases shall provide that in the event of cancellation, termination, expiration, or surrender of this Lease, the sublessee will attorn to and recognize Lessor, or any assignee of Lessor, as Lessor under this Lease for the balance then remaining of the term of this Lease, and subject to all terms of this Lease. The provisions of this Paragraph 13.11 shall be automatic and no further instrument or document shall be necessary unless required by Lessor or any assignee of Lessor.

                                Quiet Enjoyment

      13.12. Lessor covenants and agrees that Lessee, on payment of the rent and other charges provided for in this Lease and fulfillment of the obligations under the covenants, agreements, and conditions of this Lease, shall lawfully and quietly hold, occupy, and enjoy the Leased Land during the term of this Lease without any interference from anyone claiming through or under Lessor.

                       ARTICLE 14. DOCUMENTATION AND RECORDING OF LEASE

                                     Estoppel Certificates

      14.01. Lessor or Lessee shall have the right to request the other party to provide an estoppel certificate, as described below, without charge, at any time on or after twenty days after the requesting party sends a written notice. This estoppel certificate shall consist of a written statement certifying the following information to the requesting party or to any person specified by that party:

      (1) That this Lease is unmodified and in full force and effect; or, if there have been any modifications in this Lease, that this Lease is in full force and effect as modified, specifying the nature of each modification.

      (2) The dates through which the rent and other charges payable under this Lease have been paid.

      (3) Whether the other party to this Lease is in default in the performance or observance of any covenant, agreement, condition, term, or provision contained in this Lease, to the best knowledge of the certifying party, and, if so, specifying the nature of each default the certifying party has knowledge of.

      (4) Any other information with respect to this Lease and the Leased Land that the requesting party shall reasonably request.

                       Memorandum of Lease and Recording

     14.02. Upon the request of either Lessor or Lessee, Lessor and Lessee shall execute, in recordable form, a Memorandum of Lease in the form annexed to this Lease as Exhibit D, and Lessee shall record the Memorandum of Lease in the office of the County Recording Officer of Mahoning County, Ohio.

                    ARTICLE 15. LESSOR'S OPTION TO PURCHASE

                     Notice of Intent to Purchase Leasehold

      15.01. At any time after December 31, 1993, Lessor may notify Lessee of Lessor's intent to purchase the leasehold which notice shall also specify a proposed purchase price for the leasehold. Within 90 days, Lessee shall either accept or reject the proposed purchase price.

      If the proposed purchase price is not accepted in writing by Lessee within 90 days of the notice, Lessor and Lessee shall each select an MIA (that is, a member of the American Institute of Real Estate Appraisers) Real Estate Appraiser, and the two appraisers so selected shall select a third MIA Real Estate Appraiser. Lessor shall, on selection of the appraisers, immediately fix a time and place for a conference between the parties and the appraisers for the purpose of agreeing on the general instructions to be given the appraisers.

                                   Appraisal

      15.02. The appraisers selected by Lessee and Lessor shall, within 45 days after receiving their instructions, deliver a copy of their fully documented written appraisals to Lessee, Lessor, and the third appraiser. The third appraiser shall analyze the appraisals and conduct any investigations, interviews, and discussions with or without the other appraisers or either of them, that he or she may deem necessary.

                           Hearing and Determination

      15.03. At a time no more than 20 days after submission of the written appraisals and at a place that the three appraisers shall name, the respective parties may have representatives appear and argue any appraisal matters that the parties deem appropriate. Within 10 days after that time, the appraisers shall make a final written determination of the purchase price for the leasehold. If the appraisers are unable to agree on a purchase price for the leasehold, then the final determination of the purchase price for the leasehold shall be made by the third appraiser.

                               Cost of Appraiser

      15.04. Each party shall pay the cost of the appraiser chosen by that party, and the parties share the cost of the third appraiser equally.

                          Exercise of Option; Holdover

      15.05. If Lessor chooses to purchase the leasehold at the final appraised price, Lessor shall within 10 days of the appraisers final written determination so notify Lessee in writing.

     If the Lessee accepts Lessor's offer to purchase the leasehold prior to appraisal, closing and payment of the purchase price in cash by Lessor shall be within 60 days of Lessee's acceptance. If Lessor notifies Lessee of his exercise of option to purchase at the final appraised value, closing shall be within 60 days of the notice. In either case, at any time up to the date of closing, Lessee may give Lessor notice of Lessee's intent to holdover. The maximum period which Lessee may hold over occupancy of the leased premises is two years after the date of closing. Lessee's holdover notice prior to closing to Lessor may specify a date when Lessee will quit the premises at any time up to the two years maximum holdover. If Lessee's holdover notice does not specify a date, then the holdover notice shall be for the full two year holdover term. During the holdover term, this lease shall continue in full force in effect with no change as to rental and operating costs, but Lessor shall pay all impositions and Lessor shall receive all insurance proceeds and condemnation awards. During the holdover Lessee may give notice of terminating Lessee's right of possession to the leased premises on a date a least six months from the date of the notice, in which case Lessee shall not be liable for rent or operating costs after the date specified.

                         Penalty in Default of Exercise

      15.06. If Lessor fails to notify Lessee of Lessor's exercise of the option to purchase at the final appraised price for the Leasehold within 30 days of the final determination of the appraised price, then Lessor shall immediately pay to Lessor a penalty in the amount of 3% of the final determination of the appraised price of the leasehold. If Lessor revokes his offer to purchase prior to the final determination of appraised value, then Lessor shall immediately pay a penalty to Lessee equal to the greater of 3% of the amount Lessor offered to pay for the leasehold or three months rent. If Lessor either revokes his offer to purchase the leasehold, or fails to exercise his option to purchase the leasehold at the final appraised value, then Lessor shall no longer have any right to purchase the leasehold at an appraised price for the balance of the leased term.

      IN WITNESS WHEREOF, Lessor and Lessee have executed and signed this Lease or have caused this Lease to be executed and signed, and corporations have affixed their proper corporate seals at Youngstown, Ohio on this 15th day of December, 1987.

                                    LESSEE

                                    Youngstown Cellular Telephone Company

                                    By:  /s/ W.P. WILLIAMSON, III
                                       ----------------------------------------
                                       W.P. Williamson, III, Chairman of the
                                       Managing Committee

                                    LESSOR

                                    WKBN Broadcasting Corporation

                                    By:  /s/ W.P. WILLIAMSON, JR.
                                       ----------------------------------------
                                          Chairman of the Board

Signature acknowledged
in the presence of:

/s/ [SIG]
- ---------------------------



- ---------------------------

                         ACKNOWLEDGEMENT BY CORPORATION

State of Ohio                       )
                                    )ss:
County of Mahoning                  )

I certify that on this 15th day of December, 1987, Warren P. Williamson, Jr. of WKBN Broadcasting Corporation personally appeared before me and acknowledged under oath, to my satisfaction, that he signed, sealed with the seal of the corporation, and delivered this instrument as the officer of the named corporation, and that this instrument is the voluntary act and deed of that corporation as authorized by its Board of Directors.


                                        /s/ DORIS SALOOM
                                        -----------------------------------
                                        DORIS SALOOM, Notary Public
                                        State of Ohio
                                        My Commission Expires Nov. 8, 1988
                                        NOTARY PUBLIC

This instrument was prepared by:

                                        /s/ RALPH A. BEARD
                                        -------------------------------------
                                        Ralph A. Beard, of
                                        Harrington, Huxley & Smith
                                        1200 Mahoning Bank Building
                                        Youngstown, Ohio 44503
                                        Telephone:  (216) 744-1111

                                   Exhibit A

            [SITE LOCATION MAP OF PREMISES DESCRIBED IN EXHIBIT B]

                                   Exhibit B

                          LEASE BOUNDARY DESCRIPTION

Situated in the Township of Boardman, County of Mahoning, State of Ohio and being known as part of Lot Number 2 of the Julia Barger Plat Number 1 as recorded in Volume 39 of Page 52 of the Mahoning County Record of Plats and being more fully bounded and described as follows:

       Beginning at an iron pin on the Northerly Line of above said lot which is also the Southerly Line of the Lot Number 1, a parcel of land now or formerly owned by Mahoning Bank and it's intersection with the Westerly right-of way of South Avenue (a.k.a. State Route 164), said pin being 40.00 feet from the centerline of South Avenue, said pin also being the true place of beginning; thence S 29 degrees 04' E along said Westerly right-of-way of South Avenue a distance of 151.14 feet to an iron pin; thence continuing along the Westerly right-of-way of South Avenue S 33 degrees 03'40" E a distance of 42.96 feet to a point; thence S 60 degrees 56' W a distance of 75.47 feet to a point said point being the point of curvature of a curve deflecting to the right and having a Delta of 21 degrees -01', a Radius of 190.00 feet, an arc of 69.69 feet, a Tangent of 35.24 feet, a chord bearing of S 71 degrees 26'30"W and a chord of distance of 69.30 feet to the point of Tangency; thence S 81 degrees 57' W a distance of 136.49 feet to a point, said point being the point of curvature of a curve deflecting to the Right, and having a Delta of 24 degrees 54'42", a Radius of 90.00 feet, an Arc of 39.13 feet, a Tangent of 19.88 feet, a chord bearing of N 85 degrees 35'39" W and a chord distance of 38.82 feet to a point on said curve; thence N 8 degrees 03' W a distance of 145.38 feet to a point; thence N 4 degrees 27' E a distance of 116.49 feet to a point on the Northerly line of the above described lot; thence S 85 degrees 33' E along said Northerly line a distance of 220.64 feet to an iron pin, said pin being the true place of beginning and containing 1.486 acres of land more or less; however subject to all legal highways and easements.

                                   EXHIBIT C

                            INGRESS-EGRESS EASEMENT

Situated in the Township of Boardman, County of Mahoning, State of Ohio and being known as part of Lot Number 2 of the Julia Barger Plat Number 1 as recorded in Volume 39, Page 52 of the Mahoning County Record of Plats and being more fully bounded and described as follows:

         Beginning at an iron pin on the Northerly Line of above said lot which is also the Southerly Line of Lot Number 1 a parcel of land now or formerly owned by Mahoning Bank and it's intersection with the Westerly right-of-way of South Avenue (a.k.a. State Route 164) said pin being 40.00 feet from the centerline of South Avenue; thence S 29 degrees 04" E along the said Westerly right-of-way of South Avenue a distance of 151.14 feet to an iron pin; thence continuing along the Westerly right-of-way of South Avenue S 33 degrees 03'40" E a distance of 42.96 feet to a point, said point being the true place of beginning; thence continuing along said right-of-way S 33 degrees 03'40" E a distance of 20.05 feet to a point; thence S 60 degrees 56' W a distance of 76.87 feet to a point, said point being the point of curvature of a curve deflecting to the right and having a Delta of 21 degrees -01', a Radius of 210.00 feet, an arc of 77.03 feet, a Tangent of 38.95 feet, a chord bearing of S 71 degrees 26'30" W and a chord distance of 76.60 feet to a point said point being the point of Tangency; thence S 81 degrees 57' W a distance of 136.49 feet to a point, said point being the point of curvature of a curve deflecting to the Right, and having a Delta of 24 degrees 54'42", a Radius of 110.00 feet, an arc of 47.83 feet, a tangent of 24.30 feet, a chord bearing of N 85 degrees 35'39" W, and a Chord distance of 47.45 feet to a point on said curve; thence N 16 degrees 51'42" E a distance of 20.00 feet to a point, said point being on a curve, and deflecting to the left having a delta of 24 degrees 54'42", a Radius of 90.00 feet, an arc of 39.13 feet a tangent of 19.88 feet, a chord bearing of S 85 degrees 35'39" E and a chord distance of 38.82 feet to a point, said point being the true point of Tangency; thence N 81 degrees 57' E a distance of 136.49 feet to a point, said point being the point of curvature of a curve deflecting to the left and having a Delta of 21 degrees -01, a radius of 190.00 feet, an arc of 69.69 feet, a tangent of 35.24 feet a chord bearing of N 71 degrees 26'30" E and a chord distance of 69.30 feet to a point, said point being the point of Tangency; thence N 60 degrees 56' E a distance of 75.47 feet to a point on the Westerly right-of-way of South Avenue, said point being the true place of beginning and containing 0.151 acres of land more or less; however subject to all legal highways and easements.

                                  Exhibit D

                             MEMORANDUM OF LEASE

         On the _______ day of ___________ 1987, a lease was entered into between WKBN Broadcasting Corporation, Lessor and Youngstown Cellular Telephone Company, Lessee. This Memorandum of that lease is presented for recording:

         1. Name of Lessor in Lease: WKBN Broadcasting Corporation.

         2. Name of Lessee therein: Youngstown Cellular Telephone Co.

         3. Addresses set forth in Lease as addresses of Lessor and Lessee;
Lessor: 3930 Sunset Blvd., Youngstown, Ohio 44512, and Lessee: Youngstown Cellular Telephone Company 3930 Sunset Blvd., Youngstown, Ohio 44512.

         4. The instrument under which the Lessor claims an interest in the leased premises is recorded in Volume _____ at page _____ of the deed records in the office of the County Recorder of Mahoning County, Ohio.

         5. Date of Lease: ______________________

         6. Description of Leased premises as set forth in Lease:

Situated in the township of Boardman, County of Mahoning, State of Ohio and being known as part of Lot Number 2 of the Julia Barger Plat Number 1 as recorded in Volume 39 of Page 52 of the Mahoning County Record of Plats and being more fully bounded and described as follows:

         Beginning at an iron pin on the Northerly Line of above said lot which is also the Southerly Line of the Lot Number 1, a parcel of land now or formerly owned by Mahoning Bank and it's intersection with the Westerly right-of way of South Avenue (a.k.a. State Route 164), said pin being 40.00 feet from the centerline of South Avenue, said pin also being the true place of beginning; thence S 29 degrees 04' E along said Westerly right-of-way of South Avenue a distance of 151.14 feet to an iron pin; thence continuing along the Westerly right-of-way of South Avenue S 33 degrees 03'40" E a distance of 42.96 feet to a point; thence S 60 degrees 56' W a distance of 75.47 feet to a point said point being the point of curvature of a curve deflecting to the right and having a Delta of 21 degrees-01', a Radius of 190.00 feet, an arc of 69.69 feet, a Tangent of 35.24 feet, a chord bearing of S 71 degrees 26'30"W and a chord of distance of 69.30 feet to the point of Tangency; thence S 81 degrees 57' W a distance of 136.49 feet to a point, said point being the point of curvature of a curve deflecting to the Right, and having a Delta of 24 degrees 54'42", a Radius of 90.00 feet, an Arc of 39.13 feet, a Tangent of 19.88 feet, a chord bearing of N 85 degrees 35'39" W and a chord distance of 38.82 feet to a point on said curve; thence N 8 degrees 03' W a distance of 145.38 feet to a point; thence N 4 degrees 27' E a distance of 116.49 feet to a point on the Northerly line of the above described lot; thence S 85 degrees 33' E along said Northerly line a distance of 220.64 feet to an iron pin, said pin being the true place of beginning and containing 1.486 acres of land more or less; however subject to all legal highways and easements.

Provided however, Lessor reserves all of the oil and gas and other minerals of the leased premises.

Lessor also grants to Lessee and easement for Ingress and Egress and right of way adjacent to the southside of the lease premises, to be used only for the purpose of providing pedestrian and vehicular ingress and egress between the paved road line east of the leased property and the leased land. This easement shall terminate upon the termination of the lease for any reason but until that time is for the benefit of the leased premises and attaches thereto and is made apart thereof and shall be deemed to run with the land, and is more particularly described as follows:

Situated in the Township of Boardman, County of Mahoning, State of Ohio and being known as part of Lot Number 2 of the Julia Barger Plat Number 1 as recorded in Volume 39, Page 52 of the Mahoning County Record of Plats and being more fully bounded and described as follows:

         Beginning at an iron pin on the Northerly Line of above said lot which is also the Southerly Line of Lot Number 1 a parcel of land now or formerly owned by Mahoning Bank and it's intersection with the Westerly right-of-way of South Avenue (a.k.a. State Route 164) said pin being 40.00 feet from the centerline of South Avenue; thence S 29 degrees 04" E along the said Westerly right-of-way of South Avenue a distance of 151.14 feet to an iron pin; thence continuing along the Westerly right-of-way of South Avenue S 33 degrees 03'40" E a distance of 42.96 feet to a point, said point being the true place of beginning; thence continuing along said right-of-way S 33 degrees 03'40" E a distance of 20.05 feet to a point; thence S 60 degrees 56' W a distance of 76.87 feet to a point, said point being the point of curvature of a curve deflecting to the right and having a Delta of 21 degrees-01', a Radius of 210.00 feet, an arc of 77.03 feet, a Tangent of 38.95 feet, a chord bearing of S 71 degrees 26'30" W and a chord distance of 76.60 feet to a point said point being the point of Tangency; thence S 81 degrees 57' W a distance of 136.49 feet to a point, said point being the point of curvature of a curve deflecting to the Right, and having a Delta of 24 degrees 54'42", a Radius of 110.00 feet, an arc of 47.83 feet, a tangent of 24.30 feet, a chord bearing of N 85 degrees 35'39" W, and a Chord distance of 47.45 feet to a point on said curve; thence N 16 degrees 51'42" E a distance of 20.00 feet to a point, said point being on a curve, and deflecting to the left having a delta of 24 degrees 54'42", a Radius of 90.00 feet, an arc of 39.13 feet a tangent of
19.88 feet, a chord bearing of S 85 degrees 35'39" E and a chord distance of
38.82 feet to a point, said point being the true point of Tangency; thence N 81 degrees 57' E a distance of 136.49 feet to a point, said point being the point of curvature of a curve deflecting to the left and having a Delta of 21 degrees-01, a radius of 190.00 feet, an arc of 69.69 feet, a tangent of 35.24 feet a chord bearing of N 71 degrees 26'30" E and a chord distance of 69.30 feet to a point, said point being the point of Tangency; thence N 60 degrees 56' E a distance of 75.47 feet to a point on the Westerly right-of-way of South Avenue, said point being the true place of beginning and containing 0.151 acres of land more or less; however subject to all legal highways and easements.

         7. The date on which the term of the Lease commences is __________.

         8. Term of the Lease: 99 years.

         9. Lessee has no right of extension or renewal.

         IN WITNESS WHEREOF, Lessor and Lessee have executed and signed this Memorandum of Lease or have caused this memorandum of Lease to be executed and signed, and corporations have affixed their proper corporate seals at Youngstown, Ohio on this _____ day of ___________, 1987.

                                        LESSEE

                                        Youngstown Cellular Telephone Company

                                        By:
                                           -------------------------------------
                                           W.P. Williamson, III, Chairman of
                                           the Managing Committee

                                        LESSOR

                                        WKBN Broadcasting Corporation

                                        By:
                                           -------------------------------------
                                           Chairman of the Board

LESSOR'S signature
acknowledged in the presence of:


- --------------------------------


- --------------------------------

                        ACKNOWLEDGEMENT BY CORPORATION

State of Ohio                       )
                                    ) ss:
County of Mahoning                  )

I certify that on this _____ day of ____________, 1987, Warren P. Williamson, Jr. of the corporation named in the foregoing instrument personally appeared before me and acknowledged under oath, to my satisfaction, that he signed, sealed with the seal of the corporation, and delivered this instrument as the officer of the named corporation, and that this instrument is the voluntary act and deed of that corporation as authorized by its Board of Directors.


                                        ----------------------------------------
                                        NOTARY PUBLIC

This instrument was prepared by:

                                        ----------------------------------------
                                        Ralph A. Beard, of
                                        Harrington, Huxley & Smith
                                        1200 Mahoning Bank Building
                                        Youngstown, Ohio 44503
                                        Telephone:  (216) 744-1111